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                    GMAC HOME EQUITY LOAN TRUST 2002-HE1
                       PAYMENT DATE            02/25/2004

SERVICING CERTIFICATE               GROUP 1A
Beginning Pool Balance                                 356,631,301.72
Beginning PFA                                                    0.00
Ending Pool Balance                                    349,065,150.40
Ending PFA Balance                                                  -
Principal Collections                                   14,466,395.98
Principal Draws                                          6,997,387.29
Net Principal Collections                                7,469,008.69
Active Loan Count                                              13,354

Interest Collections                                     1,408,036.28

Net Weighted Average Coupon  Rate                            4.02261%
Substitution Adjustment Amount                                   0.00

                EGINNING            ENDING                                            INTEREST     SECURITY
TERM NOTES      BALANCE             BALANCE         FACTOR     PRINCIPAL  INTEREST  S HORTFALLS         %      COUPON
----------      -------             -------         ------     ---------  ---------  ---------         -      ------
Class I - A - 1  88,557,825.43       86,666,287.60 0.86666291,891,537.83  97,413.61   0.00        21.67%    1.320%
Class I - A - 2 265,673,476.29      259,998,862.80 0.86666295,674,613.49 296,668.72   0.00        65.00%    1.340%

Certificates       -                   -              -            -     880,930.32  -              -         -

LOAN GROUP 1A                                                               OF BALANCE
Beginning Overcollateralization Amount                   2,400,000.00
Overcollateralization Amount Increase (Decrease)                (0.00)
Outstanding Overcollateralization Amount                 2,400,000.00                             0.69%
Required Overcollateralization Amount                    2,400,000.00

Credit Enhancement Draw Amount                                   0.00
Unreimbursed Prior Draws                                         0.00    Credit Enhancement Draw Amount                0.00




LOAN GROUP 1A
GROUP                                                         BALANCE             OF LOANS                          OF BALANCE
-----                                                         -------             --------                          ----------
Delinquent Loans (30 Days)*                              2,162,888.41                78                               0.62%
Delinquent Loans (60 Days)*                                749,731.47                23                               0.21%
Delinquent Loans (90 Days)*                                315,502.76                13                               0.09%
Delinquent Loans (120 Days)*                               163,195.70                 6                               0.05%
Delinquent Loans (150 Days)*                                67,370.58                 3                               0.02%
Delinquent Loans (180 Days)*                                88,637.59                 4                               0.03%
REO                                                                 -                 0                               0.00%
FC                                                         305,433.16                 5                               0.09%
BK                                                       1,134,857.62                29                               0.33%
*Delinquency Figures do not Include Foreclosures, REO and Bankruptcy.


-----                                                         -------             --------                          ----------
LIQUIDATION LOSS AMOUNTS            LOAN GROUP 1A
------------------------

Beginning Loss Amount                                      748,933.78
Current Month Loss Amount                                   97,142.63
Current Month Recoveries                                     1,018.09
Net Ending Loss Amount                                     845,058.32

                                     NET RECOVERIES TO DATE
Beginning Net Principal Recovery Amount                     13,780.80
Current Month Net Principal Recovery Amount                  1,018.09
Ending Net Principal Recovery Amount                        14,798.89




CAPITALIZED INTEREST ACCOUNT        LOAN GROUP 1A
-----------------------------
Beginning Balance                                                0.00
Withdraw relating to Collection Period                           0.00
Ending Capitalized Interest Acct. Balance to GMAC                0.00
Interest Earned (Zero, Paid to Funding Account)                 0.00
                                                                -----
Ending Capitalized Interest Account Balance as of Payment Date   0.00
Interest earned for Collection Period                            0.00
Interest withdrawn related to prior Collection Period            0.00


PREFUNDING ACCOUNT                  LOAN GROUP 1A
------------------
Beginning Balance                                                0.00
Additional Purchases During Revoliving Period                    0.00
Excess Of Draws over Principal Collections                       0.00
Remaining balance sent to Funding account                       0.00
                                                                -----
Total Ending Balance as Of Payment Date                          0.00
Interest earned for Collection Period                            0.00
Interest Withdrawn related to prior Collection Period            0.00

FUNDING ACCOUNT                     LOAN GROUP 1A
---------------
Beginning Funding Account Balance                                0.00
Deposit to Funding Account                                       0.00
Excess Of Draws over Principal Collections                       0.00
Payment for Additional Purchases                                 0.00
Prefunding balance sent to Funding account                       0.00
Ending Funding Account Balance to Term Notes                     0.00
Add Variable Funding Note                                       0.00
                                                                -----
Ending Funding Account Balance as of Payment Date                0.00
Interest earned for Collection Period                            0.00
Interest withdrawn related to prior Collection Period            0.00


Current Month Repurchases Units                                     0
Current Month Repurchases ($)                                       -



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